UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2012

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Entry into a Material Definitive Agreement.

On November 1, 2012, POZEN, Inc., a Delaware corporation (“POZEN” or “the Company”) and Dr. Tomas Bocanegra, Executive Vice President, Development of the Company, entered into a Severance Agreement (the “Agreement”) in connection with Dr. Bocanegra’s retirement from POZEN on October 31, 2012.  In connection with entering into the Agreement, effective November 1, 2012, the Executive Employment Agreement, dated as of July 5, 2011, by and between the Company and Dr. Bocanegra, has been terminated. The material terms of the Agreement are as follows:

•
The Company will pay Dr. Bocanegra a total of $147,412 (less applicable withholdings), payable in nine (9) bimonthly installments of $16,379.16 (less applicable withholdings) each, beginning on November 15, 2012 and ending on March 15, 2013.

•	The Company shall pay Dr. Bocanegra a total of $219,829.24 (less applicable withholdings) as a 2012 bonus payment, payable in a lump sum on the first regularly scheduled payroll date in March 2013.

•	Dr. Bocanegra has waived and released any and all claims against the Company.

POZEN anticipates an orderly transition of Dr. Bocanegra’s responsibilities to other key POZEN employees in the near term.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L. Hodges
	Name:	William L. Hodges
	Title:	Chief Financial Officer

Date: November 1, 2012

3